EXHIBIT 23.1



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                              CONSENT OF ATTORNEYS


      Reference is made to the Registration Statement of Discovery Ridge Resources, Inc. on Form S-1 whereby a number of selling shareholders propose to sell up to 1,820,000 shares of the Company's common stock. Reference is also made to Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be issued and sold.

      We hereby consent to the use of our opinion concerning the validity of the securities proposed to be issued and sold.


                                       Very truly yours,

                                       HART & TRINEN, L.L.P.

                                       /s/ William T. Hart

                                       William T. Hart

Denver, Colorado
July 21, 2009







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